Exhibit 32.1

Certification
of
Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of VioQuest Pharmaceuticals, Inc. do hereby certify that, to the best of his knowledge:

(a) the Quarterly Report on Form 10-Q of VioQuest Pharmaceuticals, Inc. for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of VioQuest Pharmaceuticals, Inc.

Date: August 19, 2008	By:	/s/ Michael D. Becker
Michael D. Becker Chief Executive Officer

Date: August 19, 2008	By:	/s/ Christopher P. Schnittker
Christopher P. Schnittker Chief Financial Officer